INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CUSIP NO. 826598500

NUMBER

SIGMA ADDITIVE SOLUTIONS, INC.

SHARES

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

FULLY PAID AND NON ASSESSABLE SHARES OF COMMON STOCK PAR VALUE $0.001 EACH OF

SIGMA ADDITIVE SOLUTIONS, INC., transferable on the books of the corporation by the holder hereof, in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by an authorized representative of the Transfer Agent.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized Officers, certified with the seal of the Corporation.

Dated:

JACOB BRUNSBERG - PRESIDENT AND CEO

FRANK ORZECHOWSKI - CFO AND SECRETARY

SIGMA ADDITIVE SOLUTIONS, INC.
CORPORATE
Seal
NEVADA

Countersigned & Registered:

By ____________
Authorized Signature - Direct Transfer
Raleigh, NC • (919) 481-4000